UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2016

Impax Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(510) 240-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c), (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 21, 2016, Impax Laboratories, Inc. (the “Company”) announced the appointment of Douglas S. Boothe as President of the Generics Division of the Company effective August 1, 2016 (the “Effective Date”).
Mr. Boothe, age 52, has served as Executive Vice President and General Manager, Rx Pharmaceuticals of Perrigo Company plc (“Perrigo”), a publicly traded global over-the-counter consumer goods and pharmaceutical company, since January 2013. Prior to joining Perrigo, Mr. Boothe served as Chief Executive Officer of Actavis, Inc. (“Actavis”) from August 2008 to December 2012 and as its Executive Vice President and Chief Operating Officer from 2006 to 2008. Prior to such time, Mr. Boothe held various senior positions in strategic planning and business development at Alpharma Inc. (subsequently acquired by Actavis) and Pharmacia Corporation (subsequently acquired by Pfizer Inc.).
In connection with his appointment as President of the Generics Division of the Company, Mr. Boothe and the Company entered into an Employment Agreement dated July 14, 2016 (the “Employment Agreement”). The initial term of the Employment Agreement expires on August 1, 2018, unless further extended or earlier terminated as provided in the Employment Agreement. The Employment Agreement automatically renews for single one-year periods unless either party provides at least 90 days written notice of non-renewal prior to the end of the applicable term or unless it is terminated earlier.
Under the Employment Agreement, Mr. Boothe will receive (i) an annual base salary of $540,000 and (ii) a one-time sign-on bonus of $250,000 (the “Signing Bonus”). In the event Mr. Boothe terminates his employment for any reason or the Company terminates his employment for Cause (as defined in the Employment Agreement), Mr. Boothe will be required to reimburse the Company for the Signing Bonus as follows: (A) if such termination occurs prior to August 1, 2017, then he is required to reimburse the Company for 100% of the Signing Bonus and (B) if such termination occurs on or after August 1, 2017 and prior to August 1, 2018, then he is required to reimburse the Company for 50% of the Signing Bonus. Mr. Boothe is also eligible to participate in the Company’s management bonus program.  His 2016 bonus is targeted at 60% of his base salary and may be achieved at up to 90% of his base salary, based on the attainment of certain performance goals. Any bonus earned for performance in 2016 will be prorated for his partial year of service. Under the Employment Agreement, Mr. Boothe will also receive, subject to approval by the Company’s Board of Directors or its Compensation Committee, initial equity awards having a target value of approximately $2,400,000, with 25% of the value being allocated to an option award to acquire shares of the Company’s stock and 75% of the value being allocated to a restricted stock award. Each equity award will vest as to 25% of the underlying shares on each of the first four anniversaries of August 1, 2016, subject to Mr. Boothe’s continued service with the Company.
The Employment Agreement provides for severance payments and benefits if (i) the Company terminates Mr. Boothe’s employment without Cause or (ii) Mr. Boothe resigns for Good Reason (as defined in the Employment Agreement) of (A) the sum of (x) one and one half times his base salary as then in effect plus (y) an amount equal to one and one half times the average of the annual cash bonus awards received by Mr. Boothe for all fiscal years during the term of the Employment Agreement; (B) in the event such resignation or termination occurs following the Company’s first fiscal quarter of any year, a pro rata portion of his annual cash bonus award for the fiscal year in which the termination occurs; (C) continuation of benefits for 24 months; and (D) acceleration by 12 months of all of Mr. Boothe’s unvested stock options and restricted stock, with such stock options remaining exercisable for up to 12 months following his termination date. The Employment Agreement also provides for severance payments and benefits if (a) Mr. Boothe resigns for Good Reason or the Company terminates Mr. Boothe’s employment without Cause, in each case, within 60 days preceding or 12 months following the Change in Control (as defined in the Employment Agreement) or (b) the employment term expires or is not renewed by the Company and Mr. Boothe’s employment is then terminated without Cause within 12 months following the Change in Control of (1) the sum of (x) two and one quarter times his base salary as then in effect plus (y) an amount equal to two and one quarter times the average of the annual cash bonus awards received by Mr. Boothe for all fiscal years during the term of the Employment Agreement; (2) in the event such resignation or termination occurs following the Company’s first fiscal quarter of any year, a pro rata portion of his annual cash bonus award for the fiscal year in which the termination occurs; (3) continuation of benefits for 24 months; and (4)  acceleration of all of Mr. Boothe’s unvested stock options and restricted stock, with such stock options remaining exercisable for up to 12 months following his termination date. Finally, the Employment Agreement provides for severance payments and benefits in the event of Mr. Boothe’s death or Disability (as defined in the Employment Agreement) of (1) in the event such death or Disability occurs following the Company’s first fiscal quarter of any year, a pro rata portion of his annual cash bonus award for the fiscal year in which the termination occurs; (2) continuation of benefits for six months if the termination is a result of Mr. Boothe’s Disability; (3) acceleration of a percentage of his unvested restricted stock (100% upon death and 50% upon Disability); and (4) acceleration of that portion of unvested stock options that were scheduled to vest in the calendar year of Mr. Boothe’s death or Disability. All of the foregoing severance payments and benefits are subject to Mr. Boothe’s timely execution and non-revocation of a general release of claims against the Company and its affiliates.
The Employment Agreement requires Mr. Boothe to maintain the confidentiality of information relating to the Company during and after the term of such agreement and also contains non-competition, non-solicitation and non-disparagement covenants as well as other provisions customary for this type of Employment Agreement.  The foregoing is a summary description of the terms and conditions of the Employment Agreement and is qualified in its entirety by the text of the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016. All summaries and descriptions of the Employment Agreement are qualified in their entirety by the actual document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2016	IMPAX LABORATORIES, INC.

By: /s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Senior Vice President, Finance and Chief Financial Officer